Exhibit 2.1

Execution Version

AMENDMENT NO. 2

TO

MERGER AGREEMENT

This AMENDMENT NO. 2 TO MERGER AGREEMENT (this “Amendment”) is made and entered into as of 23 July 2026, by and between Akzo Nobel N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (“AkzoNobel”), Eagles MergeCo Ltd, an exempted company incorporated under the laws of Bermuda (“AkzoNobel Sub”), Eagles Holding Ltd, an exempted company incorporated under the laws of Bermuda (“AkzoNobel Sub 2”), and Axalta Coating Systems Ltd., an exempted company incorporated under the laws of Bermuda (“Axalta”). Each of AkzoNobel, AkzoNobel Sub, AkzoNobel Sub 2 and Axalta are sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, AkzoNobel and Axalta entered into that certain Merger Agreement, dated as of 18 November 2025 (the “Original Merger Agreement”);

WHEREAS, AkzoNobel and Axalta entered into that certain Amendment No. 1 to Merger Agreement, dated as of 27 May 2026 (“Amendment No. 1”);

WHEREAS, AkzoNobel, Axalta and AkzoNobel Sub entered into that certain Joinder Agreement, dated as of 13 July 2026 (the “AkzoNobel Sub Joinder Agreement”);

WHEREAS, AkzoNobel, Axalta and AkzoNobel Sub 2 entered into that certain Joinder Agreement, dated as of 13 July 2026 (the “AkzoNobel Sub 2 Joinder Agreement” and, together with the AkzoNobel Sub Joinder Agreement, the “Joinder Agreements”) (the Original Merger Agreement as amended by Amendment No. 1 and the Joinder Agreements, the “Merger Agreement”) (capitalized words used but not defined herein have the respective meanings given to them in the Merger Agreement);

WHEREAS, pursuant to clause 20.8 of the Merger Agreement, the Merger Agreement may be amended only if such amendment is in writing and signed by each Party; and

WHEREAS, the Parties wish to amend the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Amendments to Schedule 11 of the Merger Agreement. Schedule 11 of the Merger Agreement is hereby amended and restated in its entirety as set forth in Exhibit A hereto.

2. References. Each reference to “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement” set forth in the Merger Agreement shall, from and after the date of this Amendment, refer to the Merger Agreement, as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement, as amended hereby, shall in all instances continue to refer to November 18, 2025, and references to “the date hereof” and “the date of this Agreement” set forth in the Merger Agreement shall continue to refer to November 18, 2025.

3. Effect of Amendment. Except to the extent expressly modified by this Amendment, the provisions of the Merger Agreement remain unmodified and are hereby confirmed as being in full force and effect. Upon the execution and delivery of this Amendment, the Merger Agreement shall thereupon be deemed to be amended as set forth in this Amendment as fully and with the same effect as if the amendments made hereby were originally set forth in the Merger Agreement, and this Amendment and the Merger Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore validly and properly taken pursuant to and in accordance with the Merger Agreement.

4. Entire Agreement. The Merger Agreement (including the Disclosure Letter and the Schedules thereto), together with this Amendment and the Confidentiality Agreement, constitutes the entire agreement between and understanding of the Parties in respect of the Mergers and any preceding oral or written agreements or arrangements between the Parties in relation thereto are hereby superseded. Any variation, supplement or amendment to this Amendment is valid only if it is in writing and signed by each Party. The provisions set forth in this Amendment shall be deemed to be and shall be construed as part of the Merger Agreement to the same extent as if fully set forth verbatim therein.

5. Clauses 20.1 (Assignment), 20.2 (Costs), 20.3 (No waiver), 20.4 (No recission), 20.5 (Further assurances), 20.6 (Invalidity), 20.7 (Third party rights), 20.9 (Notices), 20.10 (Counterparts) and 20.12 (Rules of Construction) of the Merger Agreement are incorporated by reference herein, mutatis mutandis.

6. Governing law and forum. This Amendment and any obligations arising out of or in connection with it shall be interpreted, construed and exclusively governed by and in accordance with the laws of the Netherlands without regard to the conflict of laws principles thereof; provided that matters relating to the Companies Act and the corporate affairs of each Merger Sub shall be interpreted, construed and governed by and in accordance with the laws of Bermuda without regard to the conflict of laws principles thereof as set out in clause 20.11.1(ii) of the Merger Agreement (as amended hereby). Any dispute, controversy or claim arising out of or in connection with this Amendment (including any question regarding its existence, validity or termination) shall be resolved in accordance with clause 20.11 (Governing law and forum) of the Merger Agreement.

[Signature page follows]

2

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date above first written.

Very truly yours,

AKZO NOBEL N.V.

By:	/s/ Grégoire Poux-Guillaume
Name: Grégoire Poux-Guillaume
Title: Chief Executive Officer

AKZO NOBEL N.V.

By:	/s/ Maarten de Vries
Name: Maarten de Vries
Title: Chief Financial Officer

[Signature Page to Amendment No. 2 to Merger Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date above first written.

Very truly yours,

EAGLES MERGECO LTD

By:	/s/ Jeff Alan Jirak
Name: Jeff Alan Jirak
Title: Director

EAGLES MERGECO LTD

By:	/s/ Neil Henderson
Name: Neil Henderson
Title: Director

[Signature Page to Amendment No. 2 to Merger Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date above first written.

Very truly yours,

EAGLES HOLDING LTD

/s/ Okke Suurenbroek
By: Akzo Nobel Management B.V.
Title: Director
By: Okke Suurenbroek
Title: Deputy General Counsel

EAGLES HOLDING LTD

/s/ Kenny Chae
By: Akzo Nobel Management B.V.
Title: Director
By: Kenny Chae
Title: Head of Treasury & Investor Relations

[Signature Page to Amendment No. 2 to Merger Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date above first written.

Very truly yours,

AXALTA COATING SYSTEMS LTD.

By:	/s/ Chris Villavarayan
Name: Chris Villavarayan
Title: Chief Executive Officer and President

[Signature Page to Amendment No. 2 to Merger Agreement]

Exhibit A

[See attached]

KEY GOVERNANCE TERMS

PART 1: BOARD AND EXCO COMPOSITION AS PER COMPLETION

Board: Initial size	• 11 Directors: ○ 2 Executive Directors ○ 9 Non-Executive Directors

Board: Initial composition

•

4 Axalta Directors:

○  1 Executive Director: Deputy-CEO for the first six months following Completion (subject to earlier transition as described in the section “Board replacements during initial 3 years”), at which point the Deputy-CEO will resign, and the CFO will become an Executive Director

○  3 Non-Executive Directors (incl. Chair)

•

4 AkzoNobel Directors:

○  1 Executive Director: CEO

○  3 Non-Executive Directors (incl. Vice-Chair)

•

3 Non-Executive Directors (or temporary replacements of Non-Executive Directors pursuant to clause 7.2.5 of the Agreement) selected by AkzoNobel and Axalta jointly (each, a “Joint Director”)

Board: Initial terms

•

Initial MergeCo Directors will each serve a three-year term (with the end of the term adjusted as necessary to coincide with the date of the first AGM held after the 3rd anniversary of Completion)

•

For the avoidance of doubt, to the extent pursuant to clause 7.2.5 of the Agreement any person is designated by Axalta and AkzoNobel to be appointed as temporary replacements of non-executive directors of the MergeCo Board pursuant to the directors’ inability to act and vacancies (belet en ontstentenis) arrangements in the MergeCo Articles of Association and subsequently appointed by the General Meeting as Joint Director, each such person will, upon appointment by the General Meeting, serve as a Non-Executive Director until the first AGM held after the 3rd anniversary of Completion

ExCo: Initial composition

•

ExCo consisting of both Executive Directors and a number of senior executives (incl. CFO)

•

CFO to be selected by Axalta

•

Other senior executives to be selected pre-Completion by the initial CEO in consultation with the other MergeCo Directors to achieve representation in (i) the ExCo functions on a 50/50 basis and (ii) the ExCo business leaders based on existing significance of the applicable business

PART 2: MERGECO GOVERNANCE
HQ location	• Dual headquarters: Amsterdam and Philadelphia • Management team to determine location of functions/businesses

Tax residency	• The Netherlands (exclusively)

Domicile changes	• Domicile change requires the affirmative vote of at least 75% of the Non-Executive Directors

Classes of shares	• Single class of shares (i.e., ordinary shares only; no priority shares)

Anti-takeover protection	• No anti-takeover protection in form of foundation or continuation of priority share structure

Board composition

•

One-tier board

•

General Meeting appoints Executive Directors and Non-Executive Directors upon binding nomination by Non-Executive Directors; provided that until the first AGM held after the 3rd anniversary of Completion, MergeCo Board members must observe nomination arrangements described under “Board replacements during initial 3 years” when making binding nominations

•

Binding nomination can be overruled by General Meeting with at least 2/3 majority of votes cast, representing at least 50% of outstanding share capital

•

General Meeting can remove Directors with majority of votes cast if removal is proposed by Non-Executive Directors. Otherwise, 2/3 majority of votes cast, representing at least 50% of outstanding share capital

•

Non-Executive Directors designate ‘Chair’ and ‘Vice Chair’ from among Non-Executive Directors that qualify as independent under the NYSE listing rules and the Dutch Corporate Governance Code (“Independent”); provided that, until the first AGM held after the 3rd anniversary of Completion, MergeCo Board members must observe the arrangements described under “Chair / Vice-Chair replacements during initial 3 years”

Board remuneration	• General Meeting can adopt or amend remuneration policy with a majority of the votes cast • Non-Executive Directors set individual Director remuneration, which must conform to remuneration policy

Board replacements during initial 3 years

•

Until the first AGM held after the 3rd anniversary of Completion:

○  The MergeCo Board may only (i) propose to the general meeting of shareholders of MergeCo the suspension or dismissal of an Executive Director or (ii) suspend an Executive Director, in the case of each of (i) and (ii), with the affirmative vote of at least two thirds (2/3) of the Non-Executive Directors

○  The MergeCo Board may only propose to the general meeting of shareholders of MergeCo the suspension or dismissal of a Non-Executive Director with the affirmative vote of at least two thirds (2/3) of the Non-Executive Directors

○  If the Executive Director serving as CEO (or his/her successor appointed in accordance with this section “Board replacements during initial 3 years”) ceases to be a Director for any reason, the remaining AkzoNobel Directors (or their successors appointed in accordance with

PART 2: MERGECO GOVERNANCE

this section “Board replacements during initial 3 years”) will be entitled to nominate the CEO’s successor, which nomination will be subject to the approval of at least two thirds (2/3) of the Non-Executive Directors, and such successor will, upon appointment by the General Meeting, serve as Executive Director and CEO until the first AGM held after the 3rd anniversary of Completion

○  If the Executive Director serving as Deputy-CEO ceases to be a Director for any reason prior to the date that is six months after the Completion, the CFO will be nominated as the successor to such Executive Director and the CFO will, upon appointment by the General Meeting, serve as Executive Director until the first AGM held after the 3rd anniversary of Completion

○  If the Executive Director serving as CFO (or his/her successor appointed in accordance with this section “Board replacements during initial 3 years”) ceases to be a Director for any reason, the remaining Axalta Directors (or their successors appointed in accordance with this section “Board replacements during initial 3 years”) will be entitled to nominate the CFO’s successor, which nomination will be subject to the approval of at least two thirds (2/3) of the Non-Executive Directors, and such successor will, upon appointment by the General Meeting, serve as Executive Director and CFO until the first AGM held after the 3rd anniversary of Completion

○  If any other Axalta or AkzoNobel Director (or their successors appointed in accordance with this section “Board replacements during initial 3 years”) (for the avoidance of doubt, excluding any Joint Director) ceases to be a Director for any reason, the remaining Axalta Directors or AkzoNobel Directors, respectively, then serving as Non-Executive Directors (or their successors appointed in accordance with this section “Board replacements during initial 3 years”) will be entitled to nominate an Independent, Non-Executive Director as such person’s successor, which nomination will be subject to the approval of at least two thirds (2/3) of the Non-Executive Directors, and such person will, upon appointment by the General Meeting, serve as a Non-Executive Director until the first AGM held after the 3rd anniversary of Completion

○  If any Joint Director (or their successors appointed in accordance with this section “Board replacements during initial 3 years”) ceases to be a Director (or a temporary replacement of Non-Executive Directors, as applicable) for any reason, an Independent, Non-Executive Director to serve as such person’s successor will be nominated by the MergeCo Board with the approval of at least two thirds (2/3) of the Non-Executive Directors, and such person will, upon appointment by the General Meeting, serve as a Non-Executive Director until the first AGM held after the 3rd anniversary of Completion

•

References to the approval or affirmative vote of at least two thirds (2/3) of the Non-Executive Directors in this “Board replacements during initial 3 years” section mean the approval or affirmative vote of at least 6 Non-Executive Directors

PART 2: MERGECO GOVERNANCE

Board replacements following initial 3 years

•

At and following the first AGM held after the 3rd anniversary of Completion, all MergeCo Directors put up for election or re-election, as applicable, will be put up to serve a 1-year term (for the avoidance of doubt, not restricting the Board from deciding otherwise).

Chair / Vice-Chair replacements during initial 3 years

•

Until the first AGM held after the 3rd anniversary of Completion:

○  The title ‘Chair’ is granted from time to time by the then-serving Axalta Directors (or their successors appointed in accordance with this section “Board replacements during initial 3 years”), which grant will be subject to the approval of at least two thirds (2/3) of the Non-Executive Directors, to one of the Independent Non-Executive Directors

○  The title ‘Vice-Chair’ is granted from time to time by the then-serving AkzoNobel Directors (or their successors appointed in accordance with this section “Board replacements during initial 3 years”), which grant will be subject to the approval of at least two thirds (2/3) of the Non-Executive Directors, to one of the Independent Non-Executive Directors

Board decision making

•

Endeavour for unanimous vote, but if Board fails to reach unanimity, a majority of votes cast suffices; provided that, until the first AGM held after the 3rd anniversary of Completion, proposed amendments to the remuneration policy will require approval of at least two thirds (2/3) of the Non-Executive Directors

•

General quorum requirement of the majority of the Directors; provided that, until the first AGM held after the 3rd anniversary of Completion, quorum will require at least 3 Axalta Directors and 3 AkzoNobel Directors

•

Majority of all Board meetings (regularly scheduled and ad hoc) in NL, with at least half of regularly scheduled meetings in NL and without an equal number of other regularly scheduled meetings held in the same other country

•

Division of duties among Executive Directors and Non-Executive Directors to be set out in Board rules as mutually agreed by AkzoNobel and Axalta prior to the Completion, taking into account matters that are currently subject to approval of the AkzoNobel Supervisory Board

ExCo

•

Until the first AGM held after the 3rd anniversary of Completion, the suspension, dismissal and replacement of the CEO or CFO as ExCo members requires approval of at least two thirds (2/3) of the Non-Executive Directors

•

Until the first AGM held after the 3rd anniversary of Completion, if the CFO (or his/her successor appointed in accordance with this section “ExCo”) ceases to be the CFO for any reason, the Axalta Directors (or their successors appointed in accordance with the section “Board replacements during initial 3 years”) will be entitled to nominate the CFO’s successor, which nomination will be subject to the approval of at least two thirds (2/3) of the Non-Executive Directors

•

Except as required pursuant to the two preceding items, following determination of the initial composition of the ExCo, ExCo members (other than Executive Directors) are suspended, dismissed, replaced and appointed by (i) until the 2nd anniversary of Completion, the CEO, in consultation with the Board and subject to the prior approval of the Chair and (ii) after the 2nd anniversary of Completion, the CEO, in consultation with the Board

PART 2: MERGECO GOVERNANCE
General Meeting

•

General Meetings can be held in person, hybrid and (to the extent permitted by law) fully virtual

•

General Meeting resolves with majority of votes cast, unless (i) provided otherwise by Dutch law, (ii) to overrule binding nomination or (iii) to remove a Director without a proposal to that effect from the Non-Executive Directors (see above)

•

No quorum requirement, except as required by applicable exchange listing rules

•

The following resolutions can only be adopted by the General Meeting on the proposal of the Board:

○  amendment to the Articles

○  dissolution

○  distribution of annual profits or from reserves

○  share issuance

○  limitation/exclusion of pre-emptive rights

○  revoking authorization of Board to issue shares, limit/exclude pre-emptive rights or perform share buy-backs

○  cancellations or other reductions of issued share capital

○  legal merger/demerger

○  amendment to the remuneration policy of the Board

•

Shareholders holding 3% or more of issued share capital can request an item to be added to the agenda of a General Meeting